                                                                      Exhibit 99


                               [SYSCO LETTERHEAD]


FOR IMMEDIATE RELEASE
                                          FOR MORE INFORMATION
                                          CONTACT:  Diane Day Sanders
                                                    Vice President and Treasurer


         SYSCO CONTINUES SALES AND PROFIT MOMENTUM, REPORTING 19 PERCENT
                    EPS GROWTH AND 9.5 PERCENT RISE IN SALES


     HOUSTON, JANUARY 19, 2000 -- SYSCO Corporation (NYSE: SYY) today reported that the company continued to achieve solid sales and earnings momentum for the fiscal 2000 second quarter that ended January 1, 2000. Diluted earnings per share for the quarter increased to $0.31 per share, a 19 percent gain over the $0.26 attained during the fiscal 1999 second quarter. Sales for the period reached $4.7 billion, 9.5 percent more than second quarter fiscal 1999 sales of $4.2 billion. Net earnings were $101.9 million, 18 percent higher than the $86.4 million net earnings of the prior year's second quarter.
     Diluted earnings per share for the first half of fiscal 2000 increased 22 percent to $0.62 before an accounting change in the first quarter of fiscal 2000, compared to $0.51 per share earned during the first half of fiscal 1999. First half sales of $9.3 billion were 10 percent above first half fiscal 1999 sales of $8.4 billion. Net earnings before the accounting change increased to $207.6 million, 20 percent more than the $172.8 million for the same period last year.
     "We are extremely pleased with the continuing momentum of sales and the strength of earnings growth," said Charles H. Cotros, SYSCO's president who assumed the additional role of chief executive officer on January 1. "Robust sales growth during the quarter generated three record sales weeks. After adjusting for 2.4 percent for acquisitions and 0.6 percent for food cost deflation, which primarily related to lower costs for dairy and poultry items, real sales growth during the quarter was 7.7 percent. For the first six months of fiscal 2000, real sales growth was 8.9 percent after eliminating the effects of 1.8 percent for acquisitions and 0.4 percent deflation. As expected, second quarter real growth was 2.5 percent less than the real growth experienced in the first quarter due to the anniversary of additional Wendy's International, Inc. business that came on stream during the second quarter of fiscal 1999.
     "Sales and earnings growth and profitability continue to be favorably impacted by strong sales to our marketing associate-served customer base and increasingly higher sales of SYSCO brand products. For the quarter, marketing associate-served sales grew at double-digit levels and represented about 55 percent of traditional company sales as compared to approximately 54 percent of sales in the fiscal 1999 second quarter. Likewise, SYSCO brand product sales, a critical component of our growth strategy, represented about 50 percent of marketing associate-served sales versus approximately 48 percent a year ago."


                                    - more -

     Mr. Cotros noted that the SYSCO Uniform System (SUS) conversions were completed on schedule as planned in early December and all operations were transitioned smoothly from 1999 into the new year. He said the effect of having a single operating system nationwide in the traditional companies will provide access to information that was previously not easily obtainable and should improve efficiencies and productivity in the company's operations.
     In concluding his remarks Mr. Cotros said, "We are excited about the growth opportunities available to us during the balance of fiscal 2000. The acquisitions of the three custom-cut steak distribution operations during the year significantly enhance SYSCO's ability to provide fine center-of-the-plate products to its restaurant customers. We anticipate closing the acquisition of Watson Foodservice, a broadline distributor in Lubbock, Texas, during the third quarter. The recently announced agreement with FreshPoint Holdings, Inc., a specialty fresh produce distribution network, is expected to close by the end of the fiscal year, and will add approximately $750 million in annualized revenues to the $1.0 billion in fresh produce sales generated by SYSCO during fiscal 1999. These additional operations, combined with the ongoing growth of our core business and the strength of the SYSCO brand products will continue to provide impetus to expand SYSCO's position as the leader in the $165 billion foodservice distribution industry."
     SYSCO, listed on the New York Stock Exchange, is the largest foodservice marketing and distribution organization in North America. Generating in excess of $18.5 billion in annual sales, the company provides food and related products and services to approximately 325,000 restaurants, healthcare and educational facilities, lodging establishments and other foodservice customers. The SYSCO distribution network extends throughout the entire continental United States, as well as Alaska and portions of Canada.

Forward-Looking Statements
     Certain statements made herein are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They include statements regarding annualized sales, sales momentum, earnings growth, continued strength of SYSCO brand products, industry growth, fiscal 2000 projections, improved operating efficiencies and productivity related to information systems and acquisitions. Closing of the FreshPoint Holdings, Inc. transaction is subject to conditions including completion of due diligence and the negotiation and execution of definitive agreements. These statements involve risks and uncertainties and are based on current expectations and management's estimates; actual results may differ materially. Those risks and uncertainties that could impact these statements include the possibility that the company's information systems will not operate as anticipated and therefore not provide the company with the expected competitive edge, the risks relating to the foodservice distribution industry's relatively low profit margins and sensitivity to economic conditions, SYSCO's leverage and debt risks, the successful completion and integration of acquisitions, the risk of interruption of supplies due to lack of long-term contracts, work stoppages or otherwise, and other risk factors detailed in SYSCO's Form 10-K for the fiscal year ended July 3, 1999 filed with the Securities and Exchange Commission.


                                    - more -

The comparative financial data for the second quarter of fiscal years 2000 and 1999 are summarized below.

($000 omitted except for per share data)

                                                  FOR THE 13-WEEK PERIOD ENDED
                                             --------------------------------------
                                             JANUARY 1, 2000      DECEMBER 26, 1998
                                             ---------------      -----------------
SALES                                         $  4,651,535          $  4,246,675

Costs and expenses
    Cost of sales                                3,771,998             3,469,496
    Operating expenses                             695,418               616,899
    Interest expense                                16,680                18,397
    Other, net                                       1,754                   245
                                              ------------          ------------
TOTAL COSTS AND EXPENSES                         4,485,850             4,105,037
                                              ------------          ------------

EARNINGS BEFORE INCOME TAXES                       165,685               141,638
Income taxes                                        63,789                55,239
                                              ------------          ------------

NET EARNINGS                                  $    101,896          $     86,399
                                              ============          ============
BASIC EARNINGS PER SHARE                      $       0.31          $       0.26
                                              ============          ============
DILUTED EARNINGS PER SHARE                    $       0.31          $       0.26
                                              ============          ============

BASIC AVERAGE SHARES OUTSTANDING               328,478,205           333,885,574
                                              ============          ============
DILUTED AVERAGE SHARES OUTSTANDING             333,544,018           337,894,965
                                              ============          ============


                                    - more -

The comparative financial data for the 26-weeks of fiscal years 2000 and 1999 are summarized below.

($000 omitted except for per share data)


                                                      FOR THE 26-WEEK PERIOD ENDED
                                                ----------------------------------------
                                                JANUARY 1, 2000        DECEMBER 26, 1998
                                                ---------------        -----------------
TOTAL SALES                                      $   9,308,569           $   8,439,305
Costs and expenses
    Cost of sales                                    7,565,198               6,895,541
    Operating expenses                               1,369,662               1,224,711
    Interest expense                                    34,624                  35,328
    Other, net                                           1,565                     415
                                                 -------------           -------------
TOTAL COSTS AND EXPENSES                             8,971,049               8,155,995
                                                 -------------           -------------

EARNINGS BEFORE INCOME TAXES                           337,520                 283,310
Income taxes                                           129,945                 110,491
                                                 -------------           -------------
EARNINGS BEFORE CUMULATIVE
   EFFECT OF ACCOUNTING CHANGE                         207,575                 172,819
Cumulative effect of accounting change                  (8,041)                    --
                                                 -------------           -------------
    NET EARNINGS                                 $     199,534           $     172,819
                                                 =============           =============
EARNINGS BEFORE ACCOUNTING CHANGE:
   BASIC EARNINGS PER SHARE                      $        0.63           $        0.52
                                                 =============           =============
   DILUTED EARNINGS PER SHARE                    $        0.62           $        0.51
                                                 =============           =============
CUMULATIVE EFFECT OF ACCOUNTING CHANGE:
   BASIC EARNINGS PER SHARE                      $       (0.02)          $        --
                                                 =============           =============
   DILUTED EARNINGS PER SHARE                    $       (0.02)          $        --
                                                 =============           =============
NET EARNINGS:
   BASIC EARNINGS PER SHARE                      $        0.61           $        0.52
                                                 =============           =============
   DILUTED EARNINGS PER SHARE                    $        0.60           $        0.51
                                                 =============           =============
BASIC AVERAGE SHARES OUTSTANDING
                                                   328,701,719             334,367,309
                                                 =============           =============
DILUTED AVERAGE SHARES OUTSTANDING                 333,686,134             338,039,496
                                                 =============           =============


                                      ###